Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release
Echelon Reports Third Quarter 2014 Results

SAN JOSE, Calif., November 6, 2014 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the third quarter ended September 30, 2014.

•	Q3 Revenues: $9.2 million

•	Q3 GAAP Net Loss: $7.2 million from continuing operations, $2.0 million from discontinued operations; GAAP Net Loss per Share: $0.17 from continuing operations, $0.05 from discontinued operations

•	Q3 Non-GAAP Net Loss: $2.3 million; Non-GAAP Net Loss per Share: $0.05
“With the sale of the Grid business this quarter, we are now focused entirely on the emerging opportunities in the Industrial Internet of Things (IIoT) as Silicon Valley’s leading independent controls company,” said Ron Sege, Chairman and CEO of Echelon. “This significant step should allow us to more vigorously pursue our strategic objectives of helping our customers converge existing control systems with modern IT ones, and penetrating the growing lighting controls market. To further the latter objective, we are very excited about this quarter’s acquisition of LumeWave, with its innovative outdoor lighting control system and strong US customer base.”
The financial results highlighted in this release include discontinued operations related to the Grid business which was sold on September 30, 2014. The results highlighted below reflect results from continuing operations.
Total revenues from Echelon’s IIoT business were $9.2 million in the third quarter, down from $10.2 million a year ago, including $683,000 of sales to Enel in the quarter compared with $499,000 in the same period last year.
Total GAAP gross margins in the third quarter were 54.5% compared with 62.7% in the third quarter of 2013. Lower gross margins were largely driven by the reallocation of costs after the sale of the grid business. Total operating expenses for the quarter which included a facilities write-down of $4.4 million, increased to $12.6 million from $8.9 million in the same period last year.

GAAP net loss from continuing operations for the third quarter was $7.2 million, or $0.17 per share, compared with a net loss of $3.5 million, or $0.08 per share, in the same period last year. Non-GAAP net loss from continuing operations for the third quarter was $2.3 million, or $0.05 per share, compared with a non-GAAP net loss of $2.9 million, or $0.07 per share for the third quarter of 2013.

Business Outlook

Echelon’s guidance for the fourth quarter of 2014 (excluding revenues and results from the discontinued Grid business) are as follows:

•	Total revenues are expected to be $8.75 million to $9.75 million.

•	Non-GAAP gross margin is expected to be in a range of 55% to 57% of revenue.

•	Operating expenses are expected to be in a range of $7.0 to $8.0 million.

•	Non-GAAP loss per share is expected to be between $0.04 to $0.08, based on 43.5 million fully diluted weighted average shares outstanding.

•	GAAP loss per share is expected to be between $0.06 to $0.10.

•
Cash burn for the quarter is expected to be approximately $7.0 to $9.0 million as a result of Grid sale transaction-related payments including fees and restructuring, along with the final $1.75 million payment from the previously announced legal settlement with Finmek.

For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 4:30 p.m. Eastern Time. To access the call, dial (888) 771-4371 or (847) 585-4405 outside the U.S and provide the confirmation number 38224335. An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.
Echelon’s management uses certain non-GAAP financial information, namely operating results from continuing operations excluding restructuring charges, litigation charges, impairment charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
About Echelon Corporation
Echelon Corporation (NASDAQ: ELON) is a leading independent control networking company for the Industrial Internet of Things. Echelon delivers multi-protocol and multi-media elements necessary to design, install, monitor and control industrial-strength 'communities of devices' within the lighting, building automation and Internet of Things markets worldwide. The company develops and sells complete systems and subsystems for target applications, plus system-on-chips (SoCs), embedded software, and commissioning and management tools for OEMs. With more than 100 million Echelon-powered devices installed worldwide, the company helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://www.echelon.com and at the company's blog at http://blog.echelon.com/.

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Echelon, the Echelon logo, and IzoT are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements. Forward looking statements include, without limitation, the company’s opportunities for future growth, the company’s ability to improve its financial model and accelerate its transition to the IIoT, and the Company’s guidance for the third quarter of 2014. Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon's products; the risk that we will not realize our expectations with respect to the successful integration and growth of the products we acquired from Lumewave; failure to achieve revenue estimates or maintain expense controls; circumstances that may delay the time frame for achieving our business outlook; the timely development of Echelon's products and services and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon's SEC filings. The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q. The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in Echelon's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$22,557	$14,648
Restricted investments	6,253	—
Short-term investments	20,993	42,987
Accounts receivable, net	3,453	10,522
Inventories	3,783	6,445
Deferred cost of goods sold	901	1,649
Other current assets	1,745	2,040
Current assets of discontinued operations held for sale	1,544	—
Total current assets	61,229	78,291
Property and equipment, net	10,994	18,670
Long-term assets of discontinued operations held for sale	36	—
Other long-term assets	8,279	9,167
	$80,538	$106,128
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,630	$5,424
Accrued liabilities	8,350	7,395
Current portion of lease financing obligations	2,424	2,257
Deferred revenues	3,216	6,125
Current liabilities of discontinued operations held for sale	1,055	—
Total current liabilities	18,675	21,201
Long-term liabilities of discontinued operations held for sale	—
Other long-term liabilities	15,817	16,950
Total long-term liabilities	15,817	16,950
Total stockholders’ equity	46,046	67,977
	$80,538	$106,128

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Product	$9,164	$10,161	$29,035	$33,269
Service	14	16	48	70
Total revenues (2)	9,178	10,177	29,083	33,339
Cost of revenues:
Cost of product (1)	3,877	3,711	11,586	12,742
Cost of service (1)	303	84	916	345
Total cost of revenues	4,180	3,795	12,502	13,087
Gross profit	4,998	6,382	16,581	20,252
Operating expenses:
Product development (1)	2,305	2,711	7,224	8,092
Sales and marketing (1)	2,160	2,232	6,600	6,931
General and administrative (1)	3,765	3,925	11,114	11,045
Loss on write down of property, equipment and other	4,409	—	4,409	—
Litigation charges	—	—	—	3,452
Restructuring charges	—	—	—	2,254
Total operating expenses	12,639	8,868	29,347	31,774
Loss from continuing operations	(7,641)	(2,486)	(12,766)	(11,522)
Interest and other (expense) income, net	719	(606)	661	(486)
Interest expense on lease financing obligations	(271)	(305)	(839)	(938)
Loss from continuing operations before provision for income taxes	(7,193)	(3,397)	(12,944)	(12,946)
Income tax expense	33	113	114	256
Net loss from continuing operations attributable to Echelon Corporation Stockholders	(7,226)	(3,510)	(13,058)	(13,202)

Net loss from discontinued operations, net of income taxes	(2,141)	(269)	(9,250)	(975)
Net loss from discontinued operations attributable to non-controlling interest, net of income taxes	$179	$266	$535	$590
Net loss from discontinued operations attributable to Echelon Corporation Stockholders, net of income taxes	$(1,962)	$(3)	$(8,715)	$(385)

Net loss attributable to Echelon Corporation Stockholders	$(9,188)	$(3,513)	$(21,773)	$(13,587)

Basic net loss per share from continuing operations attributable to Echelon Corporation Stockholders	$(0.17)	$(0.08)	$(0.30)	$(0.31)
Basic net loss per share from discontinued operations attributable to Echelon Corporation Stockholders	$(0.05)	$0.00	$(0.20)	$(0.01)

Diluted net loss per share from continuing operations attributable to Echelon Corporation Stockholders	$(0.17)	$(0.08)	$(0.30)	$(0.31)
Diluted net loss per share from discontinued operations attributable to Echelon Corporation Stockholders	$(0.05)	$0.00	$(0.20)	$(0.01)

Shares used in computing net loss per share:
Basic	43,507	43,184	43,367	43,039
Diluted	43,507	43,184	43,367	43,039

(1) Amounts include stock-based compensation costs as follows:
Cost of product	$68	$64	$203	$171
Cost of service	8	2	32	3
Product development	130	132	(37)	97
Sales and marketing	79	10	174	196
General and administrative	225	394	962	806
Discontinued operations	(824)	353	(342)	904
Total stock-based compensation expenses	(314)	955	992	2,177

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP net loss	$(9,188)	$(3,513)	$(21,773)	$(13,587)
Stock-based compensation	510	602	1,334	1,273
Loss on write down of property, equipment and other	4,409	—	4,409	—
Litigation charges	—	—	—	3,452
Restructuring charges	—	—	—	2,254
Loss from discontinued operations, net of taxes	1,962	3	8,715	385
Total non-GAAP adjustments to earnings from operations	6,881	605	14,458	7,364
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net loss	$(2,307)	$(2,908)	$(7,315)	$(6,223)
Non-GAAP net loss per share:
Diluted	$(0.05)	$(0.07)	$(0.17)	$(0.14)
Shares used in computing net loss per share:
Diluted	43,507	43,184	43,367	43,039

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss including noncontrolling interest	$(22,308)	$(14,177)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,640	3,083
Goodwill impairment charges	3,388	—
Increase in allowance for doubtful accounts	22	41
Loss on disposal of Grid business	254	—
Loss on disposal of and write down of property, equipment and other	5,101	24
Amortization of interest on contingent consideration	18	—
Reduction of (increase in) accrued investment income	18	(2)
Stock-based compensation	992	2,177
Change in operating assets and liabilities:
Accounts receivable	2,953	490
Inventories	1,217	3,686
Deferred cost of goods sold	242	(885)
Other current assets	312	565
Accounts payable	(379)	(2,332)
Accrued liabilities	(1,047)	3,617
Deferred revenues	(751)	1,181
Deferred rent	(29)	(28)
Net cash used in operating activities	(7,357)	(2,560)

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchases of available‑for‑sale short‑term investments	(38,995)	(38,953)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	60,963	38,955
Change in other long‑term assets	232	(62)
Cash paid for acquisition	(1,155)	—
Proceeds from divestiture of Grid business, net of transaction costs	4,861	—
Capital expenditures	(672)	(811)
Net cash provided by (used in) investing activities	25,234	(871)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(1,676)	(1,530)
Proceeds from exercise of stock options	17	—
Restricted cash used as collateral for line of credit	(6,250)	—
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(411)	(423)
Net cash used in financing activities	(8,320)	(1,953)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(723)	178

NET CHANGE IN CASH AND CASH EQUIVALENTS	8,834	(5,206)

CASH AND CASH EQUIVALENTS:
Beginning of period	14,648	18,876
End of period	$23,482	$13,670